EXHIBIT 10.7
(Rev. 12/9/95)
EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), dated as of December , 1995, is made by and between COMFORCE Corporation, a Delaware corporation ("Employer"), and Michael Ferrentino, residing at 956 Cedar Swamp Road, Glen Head, NY 11545 ("Employee").

RECITAL:

               A. WHEREAS, Employer acquired Spectrum Global Services, Inc. and SUMTEC Corp., which are technical staffing and consulting services businesses; and
               B. WHEREAS, Employer wishes to employ Employee on the terms and conditions hereof;

               C. WHEREAS, Employee agreed to terminate his employment with Spectrum Global Services, Inc. and has given notice to that effect based upon COMFORCE Corporation's offer of employment;

               D. WHEREAS, Employee is willing to accept employment from Employer on the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment of Employee. Employer employs Employee, and the Employee accepts employment by Employer, during the "Term of Employment", as defined in
Section 2 hereof, for the consideration and on the terms and conditions provided herein. Employee shall be employed during the term in such capacity or capacities, and perform such duties as may be determined from time to time by Employer's Board of Directors. Subject to this power of Employer's Board of Directors to designate the position in which Employee shall serve Employer, Employee shall initially maintain the title and position of President of Employer or its successors, and shall report directly to the Board of Directors of Employer. Employee shall have full authority and responsibility to undertake and carry out the functions and activities of such positions in all respects, subject only to the directions of, and policies established and communicated to Employee from time to time by Board of Directors of Employer. Employer shall mean the named Employer and at the option of Employer any named subsidiary, parent or affiliate company or companies.

         2. Effective Date: Term of Employment: This Agreement commenced and was effective for all purposes as of December 8, 1995, and shall remain in effect until the second anniversary hereof (the "Termination Date"), unless earlier terminated as provided in Section 7 hereof. The period during which Employee is employed by Employer pursuant to this Agreement is called the "Term of Employment".

         3. Employee's Duties. During the Term of Employment, Employee shall (i) devote his entire working time and attention to the business affairs of Employer and to the performance of his duties hereunder; (ii) serve Employer faithfully and to the best of his ability, and use his best efforts to promote the interests of Employer; and (iii) follow and implement the policies and directions of the Board of Directors (and President) of Employer. Employee shall not be relocated from the Greater New York Metropolitan Area without his prior consent.

         4.       Employee's Compensation.

         (a) Base Salary. During the Term of Employment, as Employee's base compensation for all services to be performed hereunder, Employer shall pay
Employee an annual salary at the rate of $150,000.00 (the "Base Salary"), payable weekly in accordance with Employer's usual pay periods.

         (b) Reimbursement of Expenses.It is recognized that during the Term of Employment Employee will be required to incur ordinary and necessary business expenses in connection with the performance of his duties hereunder. Employer shall pay or reimburse Employee promptly in the amount of such expenses upon presentation of itemized vouchers or other evidence of those expenditures in accordance with IRS regulations Employer's policies and procedures.

         (c) Benefits Plans.

(i) Medical, dental and vision benefits. Employer agrees to reimburse Employee for all medical, dental, vision and hospital expenses incurred by Employee for himself and for his wife and dependent children during their Term of Employment. These benefits may be provided by an insurance plan; provided that the Employer will reimburse Employee for and expenditures (A) in payment of any co-payment amount required to be paid by Employee by an insurance plan and (B) for any deductible amounts paid by Employee.

(ii) Continuation of salary during disability. If Employee becomes disabled during the Term of Employment because of sickness, physical or mental disability, or any other reason so that he is unable to perform his duties hereunder, Employer agrees to continue Employee's salary during such disability for a period of one hundred and eighty (180) days. These benefits may be provided in whole or in part by a policy of disability insurance.

(iii) Benefit to Heirs Upon Death of Employee. During the Term of Employment, Employer agrees to provide, at no cost to Employee, life insurance benefits in the amount of five hundred thousand dollars ($500,000) for the benefit of beneficiaries designated by Employee.

         (d) Bonus. In addition to Employee's compensation as provided herein, Employer agrees to pay Employee a bonus, in cash or in the common stock of Employer, during the Term of Employment, in a sum to be determined by Employer's Board of Directors.

         (e) Fringe Benefits. Employee shall be entitled to participate in all fringe benefits offered by Employer during the Term of Employment including, but not limited to, those listed above in Section 4.

         5. Employee's Vacation. Employee shall be entitled to three (3) weeks of paid vacation per year during the Term of Employment in accordance with the Employer's policy.

         6. Confidentiality; Business Opportunities

         (a) Confidentiality of Information. Employee recognizes and acknowledges that the business interests of Employer require a confidential relationship between Employee and Employer and the fullest protection and confidential treatment of suppliers, market information, marketing and/or promotional techniques and methods, pricing information, purchasing information, sales policies, staff and billable employee lists and databases, policy and procedure manuals, books and publications, records, advertising methods, or schemes, computer records, trade secrets, know-how, plans and programs, sources of supply, correspondence, resumes, letters, call reports, price or bid lists, client lists and contact information, resume codification and retrieval systems, and other knowledge of the business of employer (all of which are hereinafter jointly termed "Confidential Information") which may in whole or in part be conceived, learned or obtained by Employee in the course of Employee's employment with Employer. Accordingly, Employee agrees to keep secret and treat confidential all confidential information whether or not copyrightable or patentable, and agrees not to use or aid others in learning of or using any Confidential Information except when in the ordinary course of business and in furtherance of Employer's interest. During the Term of Employment and at all times thereafter, except insofar as is expressly authorized in writing by Employer as necessary disclosure consistent with its business interests:

(i) Employee will not, directly or indirectly, disclose any Confidential Information to others either within or outside of the business of Employer;

(ii) Employee will not make copies of or otherwise disclose the contents of documents containing disclosures of Confidential Information;

(iii) As to documents which are delivered to Employee or which are made available to him as a necessary part of the working relationships and duties of Employee within the business of Employer, Employee will treat such documents confidentially and will treat such documents as proprietary and confidential, not to be reproduced, disclosed or used without appropriate authority of Employer; and

(iv) Employee will not advise others that the information and/or know how included in Confidential Information is known to or used by Employer or Employee.

         During the Term of Employment and at all times thereafter, Employee will not in any manner disclose or use Confidential Information for their account or benefit, or for the account or benefit of any person or entity other than Employer. Employee shall have no obligations with respect to Confidential Information which at the time of disclosure is generally available to the public, or in respect to which disclosure is required by law.

         (b) Confidentiality of Customers. Employee agrees that during the Term of Employment and for a period ending two (2) years after termination of Employee's employment with Employer, whether such termination is voluntary or involuntary and irrespective of which party terminates and whether such termination is for cause or not:

(i) Employee will not, directly or indirectly, make known or divulge names, addresses or any information concerning the customers of Employer existing at the time Employee entered the employ of Employer or of whom Employee learned or with whom Employee became acquainted after entering the employ of Employer, to any person, partnership, firm, company, corporation or other entity; and

(ii) Employee will not, either directly or indirectly, either for himself or for any other person, partnership, firm, company, corporation or other entity, contact, solicit, purchase from, divert, or take away any of the customers of Employer who were contacted, dealt with or solicited by Employee or with whom Employee became acquainted, or of whom Employee learned or obtained information about during the Term of Employment or during the previous employment of Employee by Employer or any predecessor in interest.

         (c) Non-Interference with Contractual Relationships. Employee agrees that during the Term of Employment and for a period ending two (2) years after termination of Employee's employment with Employer, whether such termination is voluntary or involuntary and irrespective of which party terminates and whether such termination is for cause or not, Employee will not: solicit, entice or otherwise induce any employee of Employer to leave the employ of Employer for any reason whatsoever, directly or indirectly aid, assist or abet any other person or entity in soliciting or hiring any employee of Employer, otherwise interfere with any contractual or their business relationship between Employer and its employees; or engage in a business similar to that of the Employer within the any geographic area where the Employer does business for which the Employee is directly or indirectly responsible.

             For the purposes of this Agreement the "Business" of Employer shall be defined to mean the business of the Company, as it is presently conducted and/or as conducted by Employer during the Term of Employment, of providing, on a temporary, project or peak period basis personnel who are qualified designers, drafters, engineers, computer programmers, systems analysts, technicians and/or other skilled personnel who provide technical and consulting services to industrial, commercial, communications and governmental customers and clients in the areas of computer programming, information technology, design, drafting, engineering, telecommunications, wireless, transmission, switching, CATV systems, OSP and construction, premises network and data services, support services, systems analysis, technical publications, and in addition to said services providing consulting, and technical and other staff augmentation and staffing services.

         (d) Disclosure of Business Opportunities. Employee agrees to promptly and fully disclose to Employer, and not to divert to Employee's own use or benefit or the use or benefit of others, any business opportunities involving any existing or prospective lien of business, supplier, product or activity of Employer or any business opportunities which otherwise should rightfully be afforded to Employer.

         (e) Should a court of competent jurisdiction determine that Paragraph 6 or any subparagraph are otherwise unenforceable because one or all of them are vague or over broad, the parties agree that these paragraphs may and shall be enforced to the maximum extent permitted by law. It is the intent of the parties that each of these paragraphs be a separate and distinct promise and that unenforceability of any one paragraph shall have no effect on the enforceability of another.

         (f) Employee agrees that should either party seek to enforce or determine its rights through legal or judicial proceedings because of an act of the Employee which the Employer believes to be in contravention of paragraph 6 ("Covenant"), the Covenant period shall be extended for a time period equal to the period necessary to obtain judicial enforcement of the Employer's rights hereunder.

         (g) Employee agrees to give Employer prompt written notice in the event any third party engaged in or planning to be engaged in the Business, solicits or attempts to solicit or offers the Employee employment which would be in violation of this paragraph 6.

         (h) The parties agree that in the event of Employee's violation of this paragraph 6 or any subparagraph thereunder that the damage to the Employer will be irreparable and that money damages will be difficult or impossible to ascertain. Accordingly, in addition to whatever other remedies the Employer may have in law or in equity the Employee recognizes and agrees that the Employer shall be entitled to a temporary restraining order and a temporary and permanent injunction enjoining and prohibiting any acts not permissible pursuant to this paragraph 6.

             7.       Termination of Agreement.

         (a) Employer agrees not to terminate this Agreement except for "just cause" and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist. Employee has the right to cure, within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice, but only is such acts are capable of being cured. For purposes of this Agreement, events constituting "just cause" shall include: (i) the consistent willful failure or refusal of Employee to implement or follow the reasonable written policies or directions of Employer's Board of Directors, or President provided that Employee's failure or refusal is not based upon Employee's belief, in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (ii) intentional wrongful conduct which results, or the Board of Directors reasonably concludes could result, in material adverse effect (financial or otherwise) to the business of Employer; (iii) embezzlement; (iv) the intentional causing of material damage to Employer's physical or intangible properly or property rights; (v) material violation of any of Employee's covenants or agreements set forth in this Agreement; (vi) any act involving felonious criminal conduct related to or involving the Corporation or its business; (vii) consistent willful insubordination; and (viii) consistent willful disruption of a harmonious work environment.

         (b) Employer retains the right to discharge Employee for any reason not specified above. Employer agrees, however, that if it discharges Employee for any reason other than "just cause", or, if following a Change of Control (as defined below) of Employer, for any reason other than "just cause" as defined in Subsections (iii), (iv) or (vi) of the definition of "just cause" in subsection
(a) of this Section 7 above, Employee will be entitled to full compensation, including participation in all benefit programs set forth in Section 4 hereof, subject to the provisions of such Section 4, for one (1) year or the remainder of the original Term of Employment, whichever is greater. All stock options for stock of Employer therefore granted to Employee will be subject to the terms and conditions of the stock option agreement issued in respect of such stock option or any other stock option plan of Employer pursuant to which such stock option may have been granted and any Shareholders Agreement, Voting Trust or similar agreement. All compensation received by Employee pursuant to this Subsection (b) is collectively referred to herein as the "Termination Payment". All amounts payable by Employer to Employee under this Agreement after Employee has become entitled to receive a Termination Payment shall be payable immediately upon discharge of Employee.

         (c) Notwithstanding the provisions of this paragraph 7 the Employer shall have the ability to terminate this agreement in the event the Employer is disabled for a period of ninety (90) days within any one hundred and twenty consecutive day period. In the event of termination in accordance with this provision the Employer's obligation shall be limited to the payment of salary as required by paragraph 4(c)(ii) above.

         (d) For purposes of this Agreement, a "Change in Control" of Employee shall be deemed to have occurred if (i) any "person", or persons acting as a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, but excluding any Employer employee stock ownership plan and any person that was a stockholder of employer as of the date of this Agreement), (a) becomes the beneficial owner, directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding securities, or (b) acquires or obtains the power, whether through share ownership, contract, proxy, voting agreement or otherwise, to manage or direct the operations of Employer, (ii) Employer or its stockholders enter into an agreement to dispose of all or substantially all of their assets of Employer, or (iii) the Board of Directors of Employer ceases to consist of majority of "Continuing Directors". For purposes hereof, "Continuing Director" shall mean as member of the Board of Directors of Employer who either
(i) was a member of the  Board of  Directors  as of the date of this  Agreement;
(ii) was nominated or appointed (before initial election as a director) to serve as a director by a majority of the then Continuing Directors; (iii) was elected as a member of the Board of Directors first elected after the acquisition of Spectrum Global Services, Inc. stock by The Lori Corporation; or is on the list of persons nominated annexed hereto as Exhibit "B". Notwithstanding the foregoing the issuance of Stock to the Shareholders; or to others as a result of or incident to the financing or purchase from Spectrum Information Technologies, Inc. shall not constitute a Change in Control.

         (d) If Employee shall voluntarily cease his employment with Employer for any reason, all compensation and benefits payable to Employee hereunder shall thereupon, without further writing or acting, cease, lapse and be terminated; provided, however, that Employee may continue to receive benefits under any group health care insurance plan, at Employee's expense, to the extent required by the Consolidated Omnibus Budget Reconciliation At of 1985. This paragraph (d) does not affect any rights of Employee under any stock option agreements with Employer.

         (e) In the event of the Bankruptcy (as defined below) of employer, Employee may at his option cease his employment hereunder whereupon all of the obligations of the parties with the exception of the confidentiality and covenant provisions of paragraph 6 hereto shall be terminated. For purposes of the Agreement, "Bankruptcy" shall mean with respect to Employer, (i) the entry of a decree or order for relief of Employer by a court of competent jurisdiction in any involuntary case involving Employer under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrate or other similar agent for Employer or for any substantial part of Employer's assets or property; (iii) the filing with respect to Employer of any petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to
Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (iv) the commencement by Employer of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (v) the consent of Employer to the entry of an order for relief in an involuntary case under such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrate or other similar agent for Employer for Employer or for any substantial part of Employer's assets or property; or (vi) the making by Employer of any general assignment for the benefit of creditors.

         (f) In the event that Employee terminates his employment with Employer as a result of a material breach by Employer of its obligations under this Agreement, which breach has not been cured within 30 days following receipt of written notice of such breach for Employee to Employer (such notice and opportunity to cure to apply only if such breach is capable of being cured), such termination shall be deemed for all purposes of this Agreement as a termination of Employee's employment by Employer without "just cause".

         8. Indemnification. In the event that during or after the Term of Employment, Employee is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he is or was a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while servicing as a director, officer, employee or agent, Employee shall be indemnified and held harmless by Employer to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits Employer to provide broader indemnification rights than said law permitted Employer to provide prior to such amendment) against all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Employee in connection therewith. Such right shall be a contract right and shall include the right to be paid by Employer expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by Employee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by employee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding will be made only upon delivery to Employer of an undertaking, by or on behalf of Employee, to repay all amounts so advanced if it should be determined ultimately that Employee is not entitled to be indemnified under this section or otherwise.

         9.       Miscellaneous.

         (a) All notice hereunder to the parties hereto shall be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or by telegram, telex or telecopy, addressed to the respective parties at the following addressee:

                  Employer:         COMFORCE Corporation
                                    2001 Marcus Avenue
                                    Lake Success, NY  11042
                                    Telecopy No.:  (516) 352-3362

                  Employee:         At the permanent address contained
                                    in Employer's personnel records.

         Any party may, by written notice complying with the requirements of this section, specify another or different person or address for the purpose of notification hereunder. All notices shall be deemed to have been given and received on the next day following the sending of such telegram, telex or telecopy, or if mailed, on the third business day following such mailing.

         (b) This Agreement contains the entire and only agreement of the parties respecting the matters herein set forth, supersedes all prior agreements of understanding between the parties hereto regarding the matters contemplated, and may not be changed or terminated orally, nor shall a termination or attempted waiver of any of the provisions contained in this Agreement be binding unless in writing and signed by the party against whom the same is sought to be enforced, nor shall this section itself be waived verbally. This Agreement may be amended only by a written instrument duly executed by or on behalf of the parties hereto.

         (c) This Agreement and all of its provisions, rights and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may be assigned by Employer to any person, firm or corporation which shall become the owner of substantially of the assets of Employer or which shall succeed to the business of Employer; provided, however, that in the event of any such assignment Employer shall obtain an instrument in writing form the assignee in which such assignee assumes the obligations of Employer hereunder and shall deliver an executed copy thereof to Employee.

         (d) This Agreement is made and intended to be performed principally in the State of New York and shall take effect under, be construed and enforced according to, and the rights and obligations of the parties shall be awarded costs and reasonable attorney's fees.

         (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

         (f) If any provision or part thereof of this Agreement for any reason shall be validly held by an official body to be invalid or unenforceable, the valid and enforceable provisions or parts thereof shall continue to be given effect and bind Employer and Employee.

         (g) Employee covenants and agrees that at any time during the Term of Employment, and as long as the provisions of section 6 hereof are in effect, promptly upon Employer's written and reasonable request, Employee shall render to Employer a full and complete accounting of all Employee's conduct and activities, both during and after the term of Employment, which are subject to and governed by the provisions set forth and contained in section 6 of this Agreement.

         (h) The provisions of paragraph 6, 7, 8 and 9 shall not expire at the termination of this Agreement but shall continue to remain in full force and effect.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.


                                                  COMFORCE Corporation


                                                  By:_________________________


                                                  ____________________________
                                                  Michael Ferrentino